Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of May 1, 2003, by and between DR. BRIAN DICKSON, a resident of the Commonwealth of Pennsylvania (the “Employee”), and COVALENT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

In consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1. Employment and Term. Subject to Section 7, the Company agrees to employ the Employee and the Employee hereby accepts employment with the Company as its Chief Medical Officer (the “Position”), for the six (6) month period beginning May 1, 2003 and ending October 31, 2003 (the “Term”). The Term shall not extend unless both parties agree to such extension in a writing signed by both parties.

2. Duties. During the Term, the Employee shall serve the Company faithfully and to the best of his ability and shall devote at least Five Hundred Hours (500) during the Term to the performance of the duties required by or appropriate for the Position, which duties shall include: support of client regulatory filings; revision of the Investigator’s Brochure; revision of the Integrated Summary of Safety and Clinical Study Reports; medical monitoring and consulting; and strategic technology evaluation; and such other and further tasks as the President and Chief Executive Officer may reasonably request. The Position shall report directly to the President and Chief Executive Officer.

3. Compensation. The Company shall pay the Employee, and the Employee hereby agrees to accept, as compensation for all services rendered hereunder and for the Employee’s covenant not to compete as provided for in Section 6 hereof, the compensation set forth in this Section 3.

a. Salary. The Company shall pay the Employee One Hundred Fifty Thousand Dollars ($150,000.00) (the “Base Salary”) during the Term. The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company, or are requested to be withheld by the Employee. The Base Salary shall be withheld and paid in accordance with the Company’s normal payroll practice in effect from time to time.

b. Stock Options. All stock options outstanding as of October 31, 2003, shall become fully vested on that date provided that the Employee remains employed throughout the Term. Exercise of stock options shall be governed by the stock options plans pursuant to which such options were granted.

c. Forgivable Loan. The terms and conditions of the Employee’s forgivable loan, as outlined in the Employee’s employment letter dated November 21, 2001, shall remain in full force and effect throughout the Term. If the Employee were to remain employed throughout the Term, the remaining principal balance would be approximately $833.33.

d. Fringe Benefits. The Employee shall be entitled to participate through October 31, 2003 in the Company’s benefit programs for full-time employees provided the Employee remains employed by the Company pursuant to the terms of this Employment Agreement.

e. Reimbursement of Expenses. The Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by the Employee on behalf of the Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time.

4. Confidentiality. The Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, proprietary and unique asset of the Company. As a result, both during the Term and thereafter, the Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for the Employee’s own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (the “Proprietary Information”) revealed, obtained or developed in the course of the Employee’s employment with the Company. Proprietary Information shall include, but shall not be limited to: any information relating to methods of research; hardware and software configurations, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer inputs and outputs (regardless of the media on which stored or located) and computer processing systems, techniques, designs, architecture, and interfaces; the identities of, the Company’s relationship with, the terms of contracts and agreements with, the needs and requirements of, and the Company’s course of dealing with, the Company’s actual and prospective customers, contractors and suppliers; and any other materials prepared by the Employee in the course of the Employee’s employment by the Company, or prepared by any other employee or contractor of the Company for the Company or its customers, (including concepts, layouts, flow charts, specifications, know-how, user or service manuals, plans, sketches, blueprints, costs, business studies, business procedures, finances, marketing data, methods, plans, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public). Nothing contained herein shall restrict the Employee’s ability to make such disclosures during the course of the Employee’s employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Position or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict the Employee from divulging or using for the Employee’s own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Employee’s breach of this Section 4. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

5. Property.

a. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, the Employee shall not remove from the Company’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for the Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which the Employee may have access or with which for any reason the Employee may become familiar, except as disclosure shall be necessary in the performance of the duties; and upon the termination of the Employee’s employment with the Company, the Employee shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by the Employee or by others.

6. Covenant not to Compete.

a. The Employee shall not, anywhere in the United States, during the Term and for a period of six months (6) months thereafter (the “Restricted Period”), do any of the following directly or indirectly without the prior written consent of the Company in its sole discretion:

b. engage or participate in the business of providing, on a contract basis, pharmaceutical research development and research management, the design and management of clinical trials for pharmaceutical, biotechnology and medical device business, the design and writing of clinical development reports and programs and/or the management of the global regulatory submission process for pharmaceutical, biotechnology and medical device products (the “Business”).

c. become interested (as owner, proprietor, promoter, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business or of the business of any subsidiary or affiliate of the Company as conducted during the Term, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the Business of the Company or the business of any subsidiary or affiliate of the Company as conducted during the Term (notwithstanding the foregoing, the Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in business activity competitive with the Business or the business of any of the Company’s subsidiaries or affiliates as conducted during the Term);

d. solicit or call on for a purpose competitive with the Business, either directly or indirectly, any (A) customer with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee’s employment hereunder, or (B) supplier or distributor with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee’s employment hereunder;

e. influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company;

f. during the Term and for a period of one (1) year thereafter, influence or attempt to influence any employee to terminate or modify any written or oral employment relationship or agreement with the Company;

g. influence or attempt to influence any person either (A) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the twelve (12) month period immediately preceding the termination of the Employee’s employment hereunder.

h. The Employee hereby acknowledges that the limitations as to time, character or nature and geographic scope placed on the Employee’s subsequent employment by this Section 6 are reasonable and fair and will not prevent or materially impair the Employee’s ability to earn a livelihood.

7. Termination of Employment. The Employee’s employment hereunder may be terminated upon the occurrence of any one of the events described in this Section 7 and upon expiration of the Term. Upon termination of the Employee’s employment, the Employee shall be entitled only to such compensation and benefits as described in this Section 7.

a. Termination for Cause.

i. The Company may terminate the Employee’s employment hereunder at any time for “cause” upon written notice to the Employee. For purposes of this Agreement, “cause” shall mean:

(1) any material breach by the Employee of any of his obligations under this Agreement;

(2) failure by the Employee to perform satisfactorily the duties required by or appropriate for the Position, as determined by the President and Chief Executive Officer (excluding the Employee) in its discretion;

(3) conduct of the Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of the employment, or any attempt by the Employee to secure any personal profit related to the Business and the business opportunities of the Company without the informed prior approval of the Board of Directors;

(4) conviction of a felony;

(5) commission by the Employee of an intentional tort (i.e., assault, battery, false imprisonment, intentional infliction of emotional distress, or conversion) or an act involving moral turpitude or constituting fraud; or

(6) habitual alcohol or substance abuse or addiction.

ii. In the event of a termination of the Employee’s employment hereunder pursuant to Section 7 a., the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and benefits. All Base Salary and benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee. Except as specifically set forth in this Section 7 a., the Company shall have no liability or obligation hereunder by reason of such termination.

b. Termination Without Cause.

i. The Company may terminate the Employee’s employment hereunder at any time during the Term, for any reason, without cause effective upon the date designated by the Company upon written notice to the Employee.

8. In the event of a termination of the Employee’s employment hereunder pursuant to Section 7 b., the Employee shall be entitled: to receive the Base Salary for the Term; full vesting of stock options as set forth in paragraph 3.b.; and amortization of the forgivable loan described in paragraph 3 c. through the Term.

9. Successors and Assigns. The Company may assign its rights under this Agreement. The Employee may not assign his rights under this Agreement.

10. Notice. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or by overnight delivery with a reputable courier service, to the other party at the Employee’s last known address according to the Company’s books and records and to the Company at its principal place of business to the attention of the Chief Financial Officer at such other address designated by notice in the manner provided in this section.

11. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of the Employee with the Company, except that the terms of the Employee’s Confidentiality Agreement shall remain in full force and effect. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

12. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws of any jurisdiction.

14. Invalidity. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby

15. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

16. Specific Enforcement; Extension of Period.

a. The Employee acknowledges that the restrictions contained in Sections 5 and 6 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee also acknowledges that any breach by the Employee of Sections 5 and 6 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Employee, the Company shall have the right to enforce the provisions of Sections 5 and 6 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company

b. The periods of time set forth in Sections 6 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The “time required for litigation” is herein defined to mean the period of time commencing on the earlier of the Employee’s first breach of such covenants or the service of process upon the Employee and ending on the expiration of all appeals related to such litigation.

17. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Employee may only bring suit against the Company in the Chester County Court of Common Pleas or in the United States District Court for the Eastern District of Pennsylvania. The Employee hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania and for the Federal District Court for such geographic location, provided that such Federal Court has subject matter jurisdiction over such dispute, and the Employee hereby waives any claim the Employee may have at any time as to forum non conveniens with respect to such venue. The Company shall have the right to institute any legal action arising out of or relating to this Agreement in any appropriate court and in any jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, then the Company shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees, costs and disbursements.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

COVALENT GROUP, INC.

By:	/s/ KENNETH M. BOROW, M.D.
Kenneth M. Borow, M.D. President and Chief Executive Officer

/s/ BRIAN DICKSON, M.D.
Brian Dickson, M.D.